EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Altimmune, Inc. 2017 Omnibus Incentive Plan, as amended, of our report dated April 1, 2019 with respect to the consolidated financial statements of Altimmune Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland

August 14, 2019